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                                                                    Exhibit 23.1


              Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 11, 2000 (except Note 10, as to which the date is July 10, 2000), in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-31434) and related Prospectus of Triton Network Systems, Inc. for the registration of 5,500,000 shares of its common stock.


                                          /s/  Ernst & Young LLP
                                          ------------------------------------


Orlando, Florida
July 10, 2000